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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            CASE CREDIT CORPORATION
             (Exact name of Registrant as Specified in its Charter)


               Delaware                                       76-0394710
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                         Identification no.)

           700 State Street
           Racine, Wisconsin                                     53403
(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-52725.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------

Floating Rate Notes Due 2000                  New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
                                     NONE
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.   Description of Registrant's Securities to be Registered.
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               A complete description of the Registrant's Floating Rate Notes
          Due 2000 (the "Notes") being registered hereunder is contained (i) under the caption "Description of Notes" in the Prospectus Supplement to the related Prospectus (as defined below) to be filed subsequently with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") and (ii) under the caption "Description of Securities" in the Registrant's Prospectus dated July 20, 1998 (the "Prospectus") forming a part of the Registrant's Form S-3 Registration Statement (File No. 333-52725) filed with the Securities and Exchange Commission under the Act. Such description is incorporated herein by reference.

Item 2.   Exhibits.
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          N/A

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    CASE CREDIT CORPORATION



                                    By: /s/ Kevin J. Hallagan
                                       ------------------------------------
                                       Name: Kevin J. Hallagan
                                       Title: Vice President and Secretary


Date: October 23, 1998

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